SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 5, 2000


                             1st State Bancorp, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


        Virginia                        0-25859                  56-2130744
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(State or Other Jurisdiction          (Commission            (I.R.S. Employer
      of Incorporation)               File Number)          Identification No.)



445 S. Main Street, Burlington, North Carolina                      27215
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(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (336) 227-8861


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS
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        On September 5, 2000, the Board of Directors of the Registrant declared a special cash distribution in the amount of $5.17 per share, payable on October 2, 2000, to stockholders of record as of the close of business on September 15, 2000. Because of the magnitude of the cash distribution in relation to the Company's share price, rules of the Nasdaq Stock Market require that the stock trade ex-dividend on the day after payment, which will be October 3, 2000. Shareholders who sell their shares before the ex-dividend date will transfer the right to receive the cash distribution to the buyers of the shares. On the ex-dividend date, the price of the Company's stock is expected to decrease as a result of the distribution.

         Further information regarding the special cash distribution is set forth in a press release dated September 6, 2000, attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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         Exhibit 99.1      Press Release dated September 6, 2000

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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     1ST STATE BANCORP, INC.



Date:    September 14, 2000          By: /s/ James C. McGill
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                                         James C. McGill
                                         President and Chief Executive Officer

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